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                                                                    Exhibit (16)


November 14, 2002

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


            Re: Valesc Inc. -- Registrant


Dear Commissioner:


We have read Item 4 of the Form 8-K of Valesc Inc. dated November 14, 2002, and agree with the statements concerning our firm contained therein.


Very Truly Yours,



/s/ GRANT THORNTON LLP